Exhibit 99.2

                               MASTER GROUND LEASE
                             WITH OPTION TO PURCHASE


         This lease is made this 18th day of November, 1996, (the "execution date") by and between Brenda Raceway Corporation, a California corporation ("Lessor") and Speedway Motorsports, Inc. ("Lessee").

         Lessor leases to Lessee and Lessee hires from Lessor, the Premises described below in this lease on the following terms and conditions:

         1. PREMISES. The Premises shall consist of the real property and all appurtenances and improvements thereto and thereon (the "Premises"), located in the County of Sonoma, State of California described in Exhibit A attached hereto.

         2. TERM. The term of this lease shall commence on November 19th, 1996 (the "Commencement Date") and shall terminate October 31, 2010, unless sooner terminated as provided in this lease.

         3. MASTER LEASE; NO PARTNERSHIP. Lessee accepts this Lease and the Premises subject to all existing tenancies and leases which Lessor warrants are set forth on Exhibit C attached hereto ("the Subleases"). Lessor assigns to Lessee all of Lessor's rights under the Subleases subject to the provisions of paragraph 12.3 below, and Lessee hereby assumes all of Lessor's obligations and liabilities under the Subleases. Lessee will indemnify and hold Lessor harmless from all claims and liabilities on account of any breach by Lessee of the obligations hereby assumed by Lessee under such Subleases. Nothing in this lease shall cause Lessor to become or be deemed a partner, associate or joint venturer with Lessee for any purpose, nor to create any relationship with the Lessee other than that of landlord and tenant, nor shall this lease be construed to authorize either to act as agent for the other except as expressly provided to the contrary in this lease.

         4. RENT. Lessee shall pay to Lessor the following sums as rent, all of which sums shall, unless otherwise specified, be paid on the first day of each month, in advance and without abatement, deduction or offset, except as otherwise provided herein, prorated for any partial month during which the rent shall be due:

                  4.1 MINIMUM RENT. Lessee shall pay to Lessor the following amounts as rent during the term of this lease:



  PERIOD:                    MINIMUM ANNUAL RENT:      PAYABLE IN
                                                       INSTALLMENTS AS FOLLOWS:

November 1996 thru           N/A                       Monthly installments of
December 1996                                          $66,666.67 in advance on the
                                                       1st day of each calendar
                                                       month (prorated for
                                                       November 1996)
January 1997 thru December   $800,000.00               Monthly installments of
1997                                                   $66,666.67 in advance on the
                                                       1st day of each calendar
                                                       month.
January 1998 thru December   $2,800,000.00             Monthly installments of
1998                                                   $233,333.33 in advance on
                                                       the 1st day of each calendar
                                                       month.
January 1999 thru December   $2,800,000.00             Monthly installments of
1999                                                   $233,333.33 in advance on
                                                       the 1st day of each calendar
                                                       month.
January 2000 thru December   $4,800,000.00             Monthly installments of
2000                                                   $400,000.00 in advance on
                                                       the 1st day of each calendar
                                                       month.
January 2001 and thereafter  $5,800,000.00 subject to  Monthly installments of 1/12 adjustments per paragraph of the minimum annual rent
                             4.2 below.                in advance on the 1st day of
                                                       each calendar month.

                  4.2 ADJUSTMENTS TO RENT. Commencing on January 1, 2002 and on each January 1st thereafter during the remaining term of the lease (each an "adjustment date") the minimum annual rent of $5,800,000,00 shall be adjusted, as follows:

                           a. The base for Computing the adjustment is the
Consumer Price Index, All Items, for the San Francisco-Oakland-San Jose consolidated Metropolitan Area published by the United States Department of Labor, Bureau of Labor Statistics (82-84 = 100) ("Index"), which is published for the month nearest the Commencement Date ("Beginning Index"). If the Index published nearest the Adjustment Date ("Extension Index" ) has increased over the Beginning Index, the Minimum Annual Rent for the following period (until the next rent adjustment) shall be set by multiplying $5,800,000.00 by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. Notwithstanding the foregoing, in no event shall the Minimum Annual Rent be less than such rent as adjusted under this paragraph in effect for the immediately preceding year.

                           b. After the adjustment date of the Minimum Annual
Rent as provided for in this Lease, Lessor shall deliver to Lessee written notice stating the new Minimum Annual Rent. However, the adjustment of rent shall become effective upon each adjustment date without notice or demand. In the event the information concerning the Extension Index is not readily available on an adjustment date, Lessee shall continue to pay rent at the rates for the previous period until such time as the Extension Index information is available, at which the Lessee shall pay any additional amounts due since the adjustment date and commence payment of the adjusted amount. Neither the failure of Lessor to give notice or demand of the adjustment, nor the acceptance by Lessor of rent in a different amount shall constitute a waiver of any adjustment or shall excuse the payment of any rent or adjustment.

                           c. If the Index is changed so that the base year
differs from that used as of the month immediately preceding the month in which the term commences, the Index shall be converted in accordance with tho conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

                  4.3 LATE CHARGE. If any monthly rent, or any other sum due under this lease is not received by Lessor within 10 days following written notice from Lessor given to Lessee on or after the due date thereof, Lessor shall have the right to add and collect a late charge equal to three percent (3%) of the amount due, which amount shall be considered due and payable as of the date such right exists.

                  4.4 COVENANT TO OPERATE BUSINESS. Lessee shall continuously and without interruption use, occupy and operate the Premises during the entire term of this Lease, for the purposes provided in Paragraph 7, in a commercially reasonable fashion, unless prevented from doing so by causes beyond Lessee's control.

                  4.5 ABSOLUTE NET LEASE. It is the intention of Lessee and Lessor that the rent herein specified shall be net to Lessor during the lease term. All costs, expenses and obligations of every kind relating to the Premises (except as may be specifically otherwise provided in this Lease) shall be paid by Lessee, and Lessor shall be indemnified by Lessee against all such costs, expenses and obligations.

         5. UTILITIES, ETC. Lessee shall pay promptly when due, all water, gas, heat, light, power, telephone, and other utilities and other services supplied to the Premises, together with any taxes thereon.

         6. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof a cash security deposit in the amount of Three Million Dollars ($3,000,000.00) as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee defaults, pursuant to Section 16 hereof, after the expiration of all applicable cure periods. Lessor may (but shall not be required to) use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. Lessor shall not be required to keep said security deposit separate from lt general accounts. If Lessee performs all of the Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit, and under no circumstances shall Lessor be required to keep the Security Deposit separate from its other funds or in an interest-bearing account, nor shall Lessee be entitled to any interest on such amounts regardless of whether or not the Security Deposit is deposited in an interest-bearing account. In the event that the option in paragraph 23 is exercised, then any unused Security Deposit will be returned to Lessee upon the closing.

         7. USE OF PREMISES. Lessee shall use and permit the use of the Premises primarily for the maintenance, construction and operation of an industrial park and a race track and motorsports facility and for such other recreational, commercial and light industrial uses as may be permitted under applicable laws and land use regulations, and for no other purpose without Lessor's prior written consent, which shall not unreasonably be withheld so long as such use does not violate any restrictive agreement or covenant by which Lessor is bound on Exhibit B.

         8.       REAL PROPERTY TAXES.

                  8.1 PAYMENT OF TAXES: Lessee, as additional rent, shall pay prior to delinquency, the real property tax, applicable to the Premises, together with the amount of any fine, interest or penalty which shall become due or be imposed by operation of law for any delinquency or nonpayment which may be attributable to the delinquency or nonpayment of these supplemental payments. Lessor shall provide Lessee with a copy of each tax bill and notice of assessment within 15 days after it is received by Lessor. Lessee may contest the legal validity or amount of any taxes, assessments or charges under this provision, and may institute such proceedings as Lessee considers necessary so long as it is without cost or expense to Lessor. Any contest which may be filed by Lessee shall not relieve Lessee of the obligation of paying the real property taxes.

                  8.2 DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any improvement bond or bonds, levy or tax (other than inheritance, personal income, withholding, or estate taxes) imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in any portion thereof. The tem "real property tax" shall also include (unless otherwise excluded) any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, of any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax" or (ii) the nature of which was hereinbefore included within the definition of "real property tax" or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes (but excluding any transfer tax which Lessor is obligated to pay if Lessee purchases the Premises pursuant to Section 23) of the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or
(v) which is imposed by reason of this Lease, any modifications or changes hereto, or any transfers hereof.

                  8.3 PERSONAL PROPERTY TAXES: Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises.

         9.       CONSTRUCTION; CONDITION OF PREMISES.

                  9.1 PREMISES AS-IS: Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the date that Lessee takes possession of the Premises, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants, restrictions of record and other matters, all of which Landlord warrants are reflected in Exhibit B attached (the "Permitted Exceptions"), and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use. Neither Lessor nor Lessor's agents make any representation or warranty about the Premises either as to the present or future suitability of the Premises for the conduct of Lessee's business or for any other purpose, or any other matter including but not limited to the state of title, physical condition of the property, or the presence or absence of toxic or hazardous wastes or contamination, and disclaims any and all representations and warranties except as otherwise expressly set forth herein. Lessee covenants that it has, at its own cost and expense, performed such investigations and tests as it deems necessary.

                  9.2 CONSTRUCTION OF IMPROVEMENTS ON PREMISES. At any time and from time to time during the term of this lease, subject to any title restrictions shown on Exhibit B and limitations imposed by law or applicable governmental regulation, Lessee may construct, alter, replace, relocate, reconstruct or otherwise make improvements on the Premises, provided Lessee is not then in default pursuant to Section 16 hereof, after the expiration of all applicable cure periods and provided Lessee provides Lessor with the notice and lien protection rights described in paragraph 9.3 below, and further provided that Lessee may only demolish or remove such improvements as are promptly replaced with improvements of substantially equal or greater value. All salvage shall belong to Lessee. All improvements to the premises shall be done in conformity with the design review and building code requirements of the County of Sonoma and any other governmental authority having jurisdiction over the premises pursuant to plans and specifications. All work done by Lessee shall be performed in a good and workmanlike manner, and shall be completed expeditiously and in a way which will not create any hazard or material nuisance on the site. In the event of any permitted demolition, the premises shall be left clean and free of all debris and properly compacted and graded in compliance with all applicable laws and governmental regulations.

                  9.3 PROTECTION OF LESSOR AGAINST COST OR CLAIM. Lessee shall give Lessor at least 30 days written notice prior to the commencement of any work to permit Lessor to post notices of non-responsibility or otherwise protect Lessor's interest in the Premises against liens and encumbrances, including but not limited to mechanics' liens. Lessee shall pay or cause to be paid the total cost and expense of all works of improvement, as that phrase is defined in the Mechanics' Lien Law of the state of California performed by or on behalf of Lessee. No such payment shall be construed as rent except as otherwise expressly provided in section 4.3 above. Lessee shall not suffer or permit to be enforced against the Premises or any part of it, any mechanic's, materialmen's, contractor's or subcontractor's lien arising from any work of improvement performed by or on behalf of Lessee, however it may arise. However, Lessee may in good faith and at Lessee's own expense contest the validity of any such asserted lien, claim or demand provided Lessee has furnished the bond required in California Civil Code Section 3143 or any comparable statute hereinafter enacted. Lessee shall defend and indemnify Lessor against all liability and loss of any type arising out of work performed on the Premises by Lessee, together with reasonable attorneys' fees and all reasonable costs and expenses incurred by Lessor in negotiating, settling, defending or otherwise protecting against such claims.

                  9.4 LESSOR'S RIGHT TO DISCHARGE LIEN. If Lessee does not cause to be recorded the bond described in California Civil Code Section 3143 or any alternative or successor statute, or otherwise protect the Premises, and a final judgment has been rendered against Lessee by a court of competent jurisdiction for the foreclosure of a mechanic's, materialmen's, contractor's or subcontractor's lien claim, and if Lessee fails to stay the execution of the judgment by lawful means or to pay the judgment, Lessor shall have the right, but not the duty, to pay or otherwise discharge, stay or prevent the execution of any such judgment or lien. Lessee shall within 30 days following notice and demand from Lessor reimburse Lessor for all sums paid by Lessor under this paragraph together with all Lessor's reasonable attorneys' fees and costs, plus interest on those sums, fees and costs at the rate of the lesser of 13% per annum or the maximum rate allowed by law from the date of payment until the date of reimbursement.

                  9.5 COMPLETION. Once any work of improvement is begun, Lessee shall with reasonable diligence prosecute to completion all construction of such improvements, additions, alterations and other work.

                  9.6 NOTICE OF COMPLETION. On completion of any substantial work of improvement during the term performed by Lessee, Lessee shall file or caused to be filed a notice of completion.

                  9.7 LESSOR'S APPROVAL. Prior to the commencement of any major work of construction, alteration or repair of improvements, and before any building materials have been delivered to the Premises by Lessee or under Lessee's authority or promptly thereafter, Lessee shall, if requested in writing by Lessor, comply with all the following conditions or procure Lessor's written waiver of the condition as conditions specified in the waiver:

                           a. Deliver to Lessor a set of preliminary
construction plans and specifications prepared by an architect or engineer licensed to practice as such in the State of California. All improvements shall be constructed within the exterior property lines and approved setback lines of the Premises; provided, that required work beyond the Premises on utilities, access and conditional use requirements do not violate this provision.

                           b. Deliver to Lessor (a) certificates of insurance
evidencing coverage for "builders' risk", (b) evidence of Worker's Compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor or the Premises, and (c) evidence that Lessee has paid or caused to be paid all premiums for the coverage described above in this subparagraph and any increase in premiums on insurance in this subparagraph provided for in the paragraph on insurance, sufficient to assure maintenance of all insurance above during the anticipated course of the work. Lessee shall maintain, keep in force, and pay all premiums required to maintain and keep in force all insurance in this subparagraph above at all times during which such work is in progress.

         10.      LESSEE'S OBLIGATION TO MAINTAIN PREMISES.

                  10.1 DUTY TO MAINTAIN. Throughout the term of this lease, Lessee shall, at Lessee's sole cost and expense, maintain the Premises and all improvements and appurtenances thereon in no less than the condition and repair, at the execution of this lease, ordinary wear and tear excepted, and in accordance with (a) all applicable laws, rules, ordinances, orders and regulations of federal, state, county, municipal and other governmental agencies and bodies having jurisdiction and all their respective departments, bureaus and officials; (b) the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction; and (c) all insurance companies insuring all of or any part of the Premises or improvements, or both. Except as provided below, Lessee shall promptly and diligently repair, restore and replace all improvements damaged or destroyed.

                  10.2 LIMITATION OF LESSEE'S DUTY. Nothing in this provision defining the duty of maintenance shall be construed as limiting any right given elsewhere in this lease to alter, modify, demolish, remove or replace any improvement.

                  10.3 RIGHT TO CONTEST GOVERNMENTAL ORDER. Lessee has the right to contest by appropriate judicial or administrative proceedings, without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation, or requirement ("law) including any law that Lessee repair, maintain, alter, or replace the improvements in whole or in part, and Lessee shall not be in default for contesting such law or failing to do such work until a reasonable time following final determination of Lessee's contest. Lessor may, but is not required to, contest any such law independently of Lessee. Lessor may, and on Lessee's notice of request shall, join in Lessee's contest so long as lt is at Lessee's sole cost and expense. In the event Lessee requests Lessor to so join in any such contest, Lessee shall, upon Lessor's demand, pay the reasonable cost of legal and other professional services incurred by Lessor in connection therewith. Except as may be otherwise expressly provided herein, no rent, supplemental payments, adjusted rent or other payment or performance of any kind which may become due from Lessee hereunder shall be waived, terminated, abated, adjusted, refunded, delayed, excused or modified on account of the effect, adverse or otherwise, on Lessee or Lessee's use of the Premises, of any law.

         11.      OWNERSHIP OF IMPROVEMENTS.

                  11.1 OWNERSHIP OF IMPROVEMENTS DURING TERM. All improvements constructed by Lessee on the Premises shall be owned by Lessee until expiration of the term or sooner termination of this lease. Unless Lessor requires their removal, as set forth in Paragraph 11.2 below, all alterations, improvements, additions and utility installations (whether or not such utility installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term, maintained and repaired in accordance with the provisions of this lease, ordinary wear and tear excepted.

                  11.2 REMOVAL OF TRADE FIXTURES, SIGNS AND ADVERTISING DEVICES. As a material part of the consideration for this lease, Lessee hereby covenants and agrees that Lessee, at Lessee's sole cost and expense, shall, within 30 days following the expiration or earlier termination of this Lease, remove or cause to be removed all or any of the additional improvements located on the Premises constructed by Lessee, including the demolishment and removal of buildings, concrete, pavement, foundations, underground storage tanks, underground utilities and all related plumbing and debris, as Lessor may designate by written notice to Lessee upon the expiration or termination of this lease. The duty imposed by this provision includes, without limitation, the duty to fill all excavations, return the surface to grade, and leave the Premises safe and free from debris and any hazardous materials. Lessee shall remove only those improvements as may be designated by written notice from Lessor and all improvements not so designated shall be surrendered with the Premises pursuant to the provisions of Paragraph 11.1 above and shall be the property of Lessor. Notwithstanding anything herein to the contrary, at the expiration of the term or sooner termination of this lease, Lessee shall have the right to remove at its own cost and expense, Lessee's machinery, tools and mechanical equipment, trade fixtures (other than that which is affixed to the Premises so that it cannot be renovated without material damage to the Premises unless Tenant repairs such damage), signs, advertising devices and other trademarked, servicemarked or copyrighted items, equipment and other personal property provided all resultant injuries to the Premises are completely remedied and Lessee leaves any building remaining on the Premises in structurally sound condition ordinary wear and tear and damage by casualty excepted and with an integrated interior and exterior appearance reasonably acceptable to Lessor.

         12. ASSIGNMENT; SUBLETTING. Lessee shall not assign, encumber, or otherwise transfer this lease or any interest hereunder without the Lessor's prior written consent, which consent Lessor agrees not to unreasonably withhold, condition or delay. Notwithstanding the foregoing, Lessee may, without Lessor's consent assign this Lease to any wholly owned subsidiary owned by Lessee. The consent by Lessor to any Assignment shall not constitute a consent to any subsequent Assignment by Lessee or to any subsequent or successive Assignment by the Assignee. Lessor's written consent to any Assignment of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time. Before any Assignment of this Lease is effective,
(l) said Assignee shall agree to be liable for and bound by all obligations of Lessee arising under this Lease on and after the effective date of such Assignment and (2) Lessor shall be given written notice of such Assignment and assumption. Any such Assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease, even if after such Assignment, the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

         Notwithstanding the foregoing, Lessor hereby consents to Lessee subleasing all or less than the entirety of the Premises at market rental rates, upon commercially reasonable terms and conditions, and in the ordinary and usual course of Lessee's business, subject to the following terms and conditions:

                  12.1 This blanket consent will not be deemed or construed to modify, waive, or affect any of the provisions, covenants, or conditions of the Lease, waive any breach of this Lease or any of the rights of Lessor, or enlarge or increase Lessor's obligations under this Lease.

                  12.2 All subleases shall be on a lease form approved in advance by Lessor.

                  12.3 No sublease shall be made which extends beyond the term of this Lease.

                  Regardless of Lessor consent, no assignment or sublease shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder, and to perform all other obligations to be performed by Lessee hereunder.

                  Lessee hereby assign and transfers to Lessor all of Lessee's interest in all rentals and income arising from any assignment or sublease, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default (pursuant to Section 16 hereof and after the expiration of all applicable cure periods) shall occur ln the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such assignment or sublease. Lessor shall not by reason of the collection of the rents from an assignee or subtenant, be deemed liable to the assignee or subtenant for any failure of Lessee to perform and comply with any of Lessee's obligations to such assignee or subtenant under any assignment or sublease. Lessee hereby irrevocably authorizes and directs any such assignee and subtenant, upon receipt of a written notice from Lessor stating that a default (pursuant to Section 16 hereof and after the expiration of all applicable cure periods) exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the assignment or sublease. Lessee agrees that such assignee or subtenant shall have the right to rely upon any such statement and request from Lessor, and that such assignee or subtenant shall pay such rents to Lessor without any obligation or right to inquire a to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessor warrants to only send assignees or subtenants notice after a default (pursuant to Section 16 hereof and after the expiration of all applicable cure periods).

                  12.4 In granting this blanket consent, it is understood and agreed that (a) Lessor will not be bound by the sublease, (b) no rights will be granted to any subtenant under any sublease that are greater than those granted to Lessee under this Lease, and (c) every sublease will be subordinate to this Lease; in the event of any conflict between the terms and provisions of this Lease and the terms and provisions of the sublease, the terms and provisions of this Lease will prevail.

                  12.5 Lessor will not be liable for any cost or obligation of any kind arising in connection with any sublease, including, without limitation, brokerage commissions, improvements to the subleased premises, or the security deposit required to be made by subtenant under any sublease. Lessee agrees to indemnify, protect, defend, and hold Lessor harmless from all claims, losses, liabilities, costs, and expenses (including reasonable attorney fees) that Lessor may incur as a result of any claim to pay any person or entity any commission, finder's fee, or other charge in connection with any sublease entered into by Lessee.

                  12.6 On the effective date of the expiration of the term of this Lease, or Lessee's surrender of the premises under this Lease to Lessor, the sublease and its term will, at Lessor's option, immediately terminate. If this Lease expires or terminates for any reason during the term of any sublease, or if Lessee surrenders this Lease to Lessor during the term of any sublease, Lessor shall have the option, on written notice delivered to subtenant not more than thirty (30) days after the effective date of the expiration, termination, or surrender, and without any additional or further agreement of any kind by subtenant, to elect to continue the sublease with the same effect as if Lessor and subtenant had entered into a lease for that date and for a term equal to the then unexpired term of the sublease, and on the same terms and conditions in the sublease. In that event, subtenant will attorn to Lessor, and Lessor and subtenant will have the same rights, obligations, and remedies under the sublease as were had by Lessee and subtenant. However, ln no event will Lessor
(a) be liable for any act or omission of Lessee, (b) be subject to any offsets or defenses that any subtenant had or might have against Lessee, (c) be obligated to cure any default of Lessee that occurred prior to the time that Lessor succeeded to the interest of Lessee under the sublease, (d) be bound by any payment of rent or other payment paid by subtenant to Lessee in advance of any periods reserved for that in the sublease, or (e) be liable for the return of any security deposit not actually received by Lessor.

         13.      INSURANCE; INDEMNITY.

                  13.1 LIABILITY INSURANCE-LESSEE: Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than Twenty Million Dollars ($20,000,000) per occurrence of bodily injury and property damage combined ("the Minimum Liability Insurance Amount"), in 1996 dollars, and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. The Minimum Liability Insurance Amount set forth ln this paragraph shall be adjusted on each date during the term of this Lease (each, an "Insurance Adjustment Date") , when such adjustment would result in an increase of 25% or more in the then current Minimum Liability Insurance Amount, when calculated as follows:

                           a. The base for computing the adjustment is the
Beginning Index. If the Index published nearest the Insurance Adjustment Date ("Insurance Extension Index") has increased over the Beginning Index, the sum of $20,000,000 shall be multiplied by a fraction, the numerator of which is the Insurance Extension Index and the denominator of which is the Beginning Index the resulting amount is 125% or more of the Minimum Liability Insurance Amount in effect for the preceding 12 month period, then the Minimum Liability Insurance Amount shall be immediately adjusted to such increased amount, until the next Insurance Adjustment Date. Notwithstanding the foregoing, the Minimum Liability Insurance Amount shall in no event be less than $20,000,000.

                           b. On adjustment of the Minimum Liability Insurance
Amount as provided for in this Lease, Lessor shall deliver to Lessee written notice stating the new Minimum Liability Insurance Amount.

Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

                  13.2 PROPERTY INSURANCE-LESSEE: Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee and Lessor, replacement cost all-risks insurance, including without limitation fire and extended coverage insurance, utilizing Insurance Services Office standard form, or equivalent providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and with sprinkler leakage, earthquake, and flood endorsements in an amount sufficient to cover not less than 100% of the full replacement costs, as the same may exist from time to time, covering loss or damage to the buildings and other improvements included within the Premises, and all of Lessee's personal property, fixtures, equipment and tenant improvements. Lessee shall also procure and keep in force in form and coverage reasonably satisfactory to Lessor:

                           a. Insurance covering damage to the Premises,
liability and remedial compliance for damages, claims and losses resulting from or arising out of environmental contamination or the discharge of Hazardous Materials, as defined in section 16 below.

                           b. If Lessee commits, permits, or causes the conduct
of any activity or the bringing or operation of any equipment on or about the Premises creating unusual hazards, Lessee shall, promptly on notice of demand from Lessor, procure and maintain in force, during such activity or operation, insurance sufficient to cover the risks represented thereby. Lessor's demand for unusual hazard insurance shall not constitute a waiver of Lessor's right, if Lessor would otherwise have that right, to demand the removal, cessation, or abatement of such activity or operation.

                  Provided however, with the exception of standard fire and extended coverage insurance on the structures, Lessee, upon written notification and certification to Lessor, shall have the right to self-insure the risks described in this paragraph 13.2.

                  13.3 INSURANCE POLICIES: Lessee shall deliver to Lessor copies of insurance policies required under paragraph 13 or certificates evidencing the existence and amounts of such insurance within seven (7) business days after the Commencement Date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof. Each policy required to be obtained by Lessee hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Premises is located and rated not less than financial class X, and not less than policyholder rating A, in the most recent version of Best's Key Rating Guide, or the equivalent rating (provided that, in any event, the same insurance company shall provide the coverage's described above); (b) be in form reasonably satisfactory from time to time to Lessor and Lessee; (c) Lessee shall be named insured under Lessee's policies and shall name Lessor and, at Lessor's request, Lessor's mortgagees of which Lessee has been informed in writing, as additional insured;
(d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00);
(e) specifically provide that the insurance afforded by such policy shall be primary, and any insurance carried by the other party shall be excess and non-contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in paragraph 13.4 below; and (g) contain an undertaking by the insurer to notify Lessor (and the mortgagees who are named as additional insured) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Lessee agrees to deliver to Lessor, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Lessee takes possession of all or any part of the Premises, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Lessee's compliance with the foregoing provisions of this paragraph 13). Lessee shall cause replacement policies or certificates to be delivered to Lessor, not less than thirty (30) days prior to the expiration of any such policy or policies. If Lessee subleases the Premises pursuant to the provisions below, the subtenant's compliance with the provisions of this paragraph 13 shall satisfy Lessee's insurance obligations.

                  13.4 WAIVER OF SUBROGATION: Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

                  13.5 INDEMNITY: Lessee shall indemnify and hold harmless Lessor and its agents, partners and lenders, from and against any and all clams for damage to the person or property of anyone or any entity arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere, or arising from any act or omission of Lessee, or any of

Lessee's agents, contractors, employees or invitees during the term and from and against all costs, attorneys' fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein excluding the acts and omissions of Lessor, its agents, contractors and employees; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

                  Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

                  13.6 EXEMPTION OF LESSOR FROM LIABILITY: Lessee hereby agrees that except for Lessor's active negligence or bad faith occurring after the commencement of the Lease: (a) Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, cr any other person in or about the Premises or the Premises; (b) Lessor shall not be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, team, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipe, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premise or upon other portions of the Premises, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Premises, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the - means of repairing the same is inaccessible; and (c) Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Premises.

                  13.7 OTHER INSURANCE. Lessee may procure and maintain any insurance not required by this lease.

                  13.8 FAILURE TO MAINTAIN INSURANCE; PROOF OF COMPLIANCE. As often as any such required policy or policies shall expire or terminate, renewal or additional policies shall be procured by Lessee as appropriate in a like manner and to like extent. Copies of certificates of any such policies shall be delivered to Lessor within thirty (30) days after receipt of such information. Lessee shall not conduct on the Premises any racing event or other hazardous activity at any time when the liability insurance required by paragraph 13.1 is not in full force and effect. In addition to any other remedy, Lessor shall have the right to obtain an injunction, without bond, to enforce the provision in the preceding sentence.

                  If Lessee fails or refuses to procure or to maintain insurance as required by the lease or fails or refuses to furnish Lessor with required proof that the insurance has been procured and is in force and paid for, Lessor shall have the right, at Lessor's election on 30 days' notice, to procure and maintain such insurance. The premiums paid by Lessor shall be due from Lessee on demand with interest at the rate of 13 percent per year not to exceed the maximum rate allowable by law, to be paid in full on the first day of the month following the date on which the premiums were paid. Lessor shall give prompt notice of the payment of such premiums, stating the amounts paid and the names of the insurer or insurers, and interest shall run from the date of the notice.

         14.      CONDEMNATION.

                  14.1 DEFINITIONS. The following definitions apply in construing provisions of this lease relating to a taking of or damage to all or any part of the Premises or improvements or any interest in them by eminent domain or inverse condemnation:

                           a. "Taking" mans the taking or damaging, including
severance damage, by eminent domain or by inverse condemnation or for any public or quasi-public use under any statute. The transfer of title may be either a transfer resulting from the recording of a final order in consideration or a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation, in avoidance of an exercise of eminent domain, or while condemnation proceedings are pending. The taking shall be considered to take place as of the later of (i) the date actual physical possession is taken by the condemnor or (ii) the date on which the right to compensation and damages accrues under the law applicable to the Premises.

                           b. "Total taking" means the taking of the fee title
to all the Premises and improvements on the Premises, which shall be considered to include any offsite improvements effected by Lessee to serve the Premises or the improvements on the Premises. A total taking shall be deemed to have occurred upon the earlier of the condemnor's taking title to or possession of the Premises.

                           c. "Substantial taking" means the taking of so much
of the Premises or improvements or both that one or more of the following conditions result:

                                    (1) In the sole reasonable opinion of
Lessee, the conduct of Lessee's business on the Premises would be substantially prevented or impaired.

                                    (2) The remaining Premises would not be
economically and feasibly usable by Lessee,

                                    (3) The improvements would be other than
reasonably efficient or economic for Lessee's use.

                                    (4) A reasonable amount of reconstruction
would not make the land and improvements a practical improvement and reasonably suited for Lessee's continued occupancy for the uses and purposes of which the Premises are leased.

                                    (5) In the sole reasonable opinion of
Lessee, the portion of the Premises not so taken cannot be so repaired or reconstructed, taking into consideration the amount of the award available for repair or reconstruction, as to constitute a complete, rentable structure, capable of producing a proportionately fair and reasonable net annual income after payment of all operating expenses, the fixed rent (as reduced as a result of the taking), additional rent, and all other charges payable under this lease, and after performance of all covenants and conditions required of Lessee by law and under this lease.

                           d. "Partial taking means any taking of the fee title
that is not either a total or substantial taking.

                           e. "Improvements means all products of skill,
artifice, plan or design tor construction on, modification of, or planned use of existing structures, natural or cultivated, or earth contours on the Premises, including but not limited to: buildings, structures, fixtures, fences, utility installations, excavations, surfacing, water banks or channels, and grading; fruit, nut-bearing, and ornamental trees, bushes, and vines, whether occurring on the Premises naturally or emplaced by human design or effort, and whether coming into being on the Premises before or after commencement of the term; landscaping, ground cover, crops, planting, and earth contours forming part of a landscaping design: and artistic and ornamental components of any of the above.

                           f. "Notice of intended taking" means any notice or
notification on which a reasonably prudent man would rely and on which he would interpret as expressing an existing intention of taking as distinguished from a mere preliminary inquiry or proposal. It includes but is not limited to the service of a condemnation summon and complaint on a party to this lease. The notice is considered to have been received when a party to this lease receives from the condemning agency or entity a notice of intent to take, in writing, containing a description or map of the taking reasonably defining the extent of the taking.

                           g. "Award" means compensation paid for the taking
whether pursuant to judgment or by agreement or otherwise.

                  14.2 NOTICE TO OTHER PARTY. The party receiving any notice of the kinds specified below shall promptly give the other party notice of the receipt, content, and dace of the notice received:

                           a.       Notice of intended taking;

                           b. Service of any legal process relating to
condemnation of the Premises or improvements;

                           c. Notice in connection with any proceedings or
negotiations with respect to such a condemnation; or

                           d. Notice of intent or willingness to make or
negotiate a private purchase, sale, or transfer in lieu of condemnation.

                  14.3 REPRESENTATIVE OF EACH PARTY; EFFECTUATION. Lessor, Lessee, and all persons and entities holding under Lessee shall each have the right to represent his or its respective interest in each proceeding or negotiation with respect to a taking or intended taking and to make full proof of his or its claims. No agreement, settlement, sale, or transfer to or with the condemning authority shall be made without the consent of Lessor and Lessee. Lessor and Lessee each agree to execute and deliver to the other any instruments that may be required to effectuate or facilitate the provisions of this lease relating to condemnation.

                  14.4 EXISTING LAW TO APPLY. In the event of a total, substantial, or partial taking, the rights of the parties with respect to the term, the rent, and the award shall be according to the law in effect at the time of the taking, except to the extent modified by the provisions of the lease.

                  14.5 TOTAL TAKING. On a total taking, Lessee's obligation to pay rent and Lessee' s interest in the leasehold shall terminate on the date of taking. On a total taking, any award for improvements which were constructed by Lessee shall be allocated to the Lessee to the extent of the then fair market value of such improvements as such is established in the condemnation proceeding, or the depreciated book value of improvements at Lessee's option, and the balance, if any, to Lessor. Any relocation benefits, compensation for leasehold interest or damage to business goodwill of Lessee shall be retained by Lessee. Otherwise, all awards shall be the sole property of the Lessor. "Depreciated book value" shall mean the actual cost of construction of improvements constructed by Lessee depreciated in accordance with Lessee's bookkeeping practice for the improvement in question. "Costs of improvement" shall not include maintenance or repairs, but only new improvements made by Lessee.

                  14.6 SUBSTANTIAL TAKING. If the taking is substantial under the definition appearing above, Lessee may, by notice to Lessor given within 30 days after Lessee receive notice of intended taking, elect to treat the taking as a substantial taking. If Lessee does not so notify Lessor, the taking shall be deemed a partial taking. If Lessee gives such notice and Lessor gives Lessee notice disputing Lessee's contention within 30 days following Lessee's notice, the dispute shall be promptly determined by arbitration. If Lessor gives no such notice, the taking shall be considered a substantial taking. A substantial taking shall be treated as a total taking if (1) Lessee delivers possession to Lessor within 30 days after determination that the taking was a substantial taking, and (2) Lessee is not in default under the lease and has complied with all lease provisions concerning apportionment of the award. If these conditions are not met, the taking shall be treated as a partial taking.

                  14.7 EARLY DELIVERY OF POSSESSION. Lessee may continue to occupy the Premise and improvements until the condemnor takes physical possession. However, at any time following notice of intended total taking, or within the time limit specified for delivery of possession in the provision on substantial taking, Lessee may elect to deliver possession of the Premises to Lessor before the actual taking. The election shall be made by notice declaring the election and covenanting to pay all rents required under this lease to the state of taking. Lessee's right to apportionment of or compensation from the award shall then accrue as of the date that Lessee goes out of possession.

                  14.8     PARTIAL TAKING.

                           A. EFFECT ON RENT, TERM. On partial taking this lease
shall remain in full force and effect, covering the remaining property, except that the Minimum Annual Rent shall be adjusted upward or downward to reflect any change in the utility of the Premises to Lessee. In the event the parties are unable to agree upon a reduction within 30 days of a partial taking, the matter shall be submitted to arbitration.

                           B. RESTORATION OF IMPROVEMENTS. Promptly after a
partial taking, at Lessee's expense and in the manner specified in provisions of this lease relating to maintenance, repairs, and alterations, Lessee shall repair, alter, modify, or reconstruct the improvements (restoring) so as to make them a practical improvement with the proceeds of the condemnation award.

                           C. DURING FINAL YEARS OF TERM. Lessee is relieved of
the duty to, but may, restore the improvements if a partial taking occurs during the final five years of the term. The conditions of relief are:

                                    (i) Within 30 days after Lessee receives
notice of intended taking Lessee gives Lessor notice of election to claim the relief described in this provision;

                                    (ii) Lessee complies with all conditions
described as conditions in the provisions of this lease relating to damage or destruction during the final years of the term. If the conditions described in this provision are met, the award shall be apportioned as for a substantial taking, applying the requirement of this provision relating to Lessee's obligations; provided Lessee's right, title, and interest in the land, improvements, and leasehold estate shall continue until the taking is completed by deed, contract, or final order of condemnation

                                    If all the foregoing conditions for relief
are satisfied, and if the award specifically allocates a portion of the total award to restoration, the cost to restore shall be deducted from Lessee's share of the award and paid to Lessor.

                  14.9 TAKING OF LESS THAN FEE TITLE. On the taking, other than a temporary taking, of less than a fee title interest in the Premises or improvements or both, the question whether the taking is total, substantial, or partial, and the effects on term; rent, and apportionment of award shall be determined by the parties and if no agreement is reached, then by arbitration.

                  14.10 TAKING FOR TEMPORARY USE. On any taking of the temporary use of all or any part or parts of the Premises or improvements or both for a period, or of any estate less than a fee, ending on or before the expiration date of the term, neither the term nor the rent shall be reduced or affected in any way, and Lessee shall be entitled to any award for the use or estate taken.

                  If any such taking is for a period extending beyond the expiration date of the term, the taking shall be treated under the foregoing provisions for total, substantial, and partial taking.

                  14.11 PAYMENT OF LIENS, ETC. Lessee shall pay at the time of any taking all real and personal property taxes for which it is liable, all notes and other obligations of Lessee secured by liens or other interests in the Premises, if any, and any other current debt or obligation for which Lessee is responsible under the terms of this lease.

         15. DAMAGE; DESTRUCTION. In the event the Premises or any improvements thereon is damaged from a risk covered or which should be covered by insurance carried or which should be carried by Lessee pursuant to Paragraph 13, Lessee shall promptly repair the damage to the condition existing immediately prior to such damage or destruction or to such other condition, and this lease shall remain in full force and effect. Lessee shall not be entitled to any reduction or abatement of rent in the event of any damage or destruction. Lessee shall be solely responsible for the repair of any damage or destruction to the extent not covered by insurance carried pursuant to paragraph 13 above and shall promptly repair or restore such damage at Lessee sole cost and expense. Lessee waives the provisions of California Civil Code Section 1932(2) and California Civil Code
Section 1933(4) with respect to any destruction of the Premises.

         16.      DEFAULT; REMEDIES.

                  16.1 LESSEE'S DEFAULT. Each of the following events shall be a default by Lessee and a breach of this lease:

                           a. The failure by Lessee to make any payment of rent
or any other payment required to be made by Lessee hereunder as and when due, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                           b. The failure by Lessee to observe or perform in any
material respect any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in subparagraph (a), where such failure shall continue for a period of thirty (30) days after written notice hereof from Lessor to Lessee: provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required tor its cure then Lessee shall not be deemed to be in default if Lessee commences such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

                           c. (i) Lessee becomes a "debtor" as defined in 11 USC
Section 101 or any successor statute thereto (unless in the case of a petition filed against Lessee, the same is dismissed with 90 days); (ii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or (iii) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within sixty (60) days. Provided, however, in the event that any provision of this paragraph is contrary to any applicable law, such provision shall be of no force or effect.

                  16.2 REMEDIES. In the event of any such material default or breach by Lessee after the expiration of all applicable cure periods, Lessor may at any time thereafter, in its sole discretion, exercise the following rights or remedies which it may have by reason of such default:

                           a. Lessor can continue this Lease in full force and
effect (even though Lessee has abandoned the Premises) unless Lessor elects to terminate Lessee's rights to possession by a written notice. Lessor can enforce all its rights and remedies including the right to recover rent as it becomes due. In no event shall Lessor's acts of maintenance or preservation of the Premises, or Lessor's exercise of its rights under any other agreement between Lessor and Lessee, or the appointment of a receiver upon the initiative of Lessor (which shall be at Lessee's expense) to protect its interest under this Lease, be deemed to constitute a termination of Lessee's right to possession. Lessor may take whatever actions provided herein, or as permitted by law, without terminating this Lease, and this Lease shall continue in full force and effect until and unless Lessor gives to Lessee written notice of its election to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, Lessee may, with Lessor's prior written consent, assign this Lease or sublet the Premises but Lessee shall not be released from liability.

                           b. Lessor can elect to terminate this Lease at any
time after the occurrence of any event of default by written notice, and if Lessor so elects may declare this Lease and Lessee's right to possession terminated, re-enter the Premises, remove Lessee's property therefrom with court order and at Lessee's expense, eject all persons from the property and recover damages from Lessee as provided. If re-entry is made after abandonment by Lessee, Lessor may consider any property belonging to Lessee and left on the Premises to have been abandoned. Lessor may utilize or dispose of such property without liability. Any such re-entry shall be permitted by Lessee without hindrance; and Lessor shall not thereby be liable in damages for such re-entry or be guilty of trespass or forcible entry. In the event Lessor elects to terminate this Lease and Lessee's right to possession in accordance with the above, or the same is terminated by operation of law, Lessor may recover as damages from Lessee the following:

                                    (1) The worth at the time of the award of
the unpaid rent and other sums due hereunder which had been earned at the time of termination of this Lease and

                                    (2) The worth at the time of the award of
the amount by which the unpaid rent and other sums due hereunder which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of such loss of rent and other sums due that Lessee proves could have been reasonably avoided; and

                                    (3) The worth at the time of the award of
the amount by which the unpaid rent and other sum due hereunder for the balance of the Lease term after the time of award exceeds the amount of the loss of such rent and other sums that Lessee proves could be reasonably avoided; and

                                    (4) That portion of the leasing commission,
if any, paid by Lessor and applicable to the unexpired term of this Lease; and

                                    (5) Any other amount, including reasonable
attorneys' fees and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

                           The "worth at the time of award" of the amounts
referred to in Paragraph 16.2(b)(1) and (2) above shall be computed by allowing interest at the annual rate of five percent plus the rate of interest charged by the San Francisco Federal Reserve Bank to member banks on the 25th day of the month prior to the due date of the sums due hereunder. The worth at the time of award" of the amount referred to in Paragraph 16.2(b)(3) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

                           c. During the period Lessee is in default, Lessor may
elect, at Lessee's expense, to petition an appropriate court for and be entitled as a matter of right to, the appointment of a receiver who shall be vested with such powers and authority as may be necessary to fully protect all the rights of Lessor. Such receiver may take possession of any assets belonging to Lessee and used in the conduct of the business then being carried on by Lessee upon the Premises without compensation to Lessee.

                           d. Efforts by Lessor to mitigate the damages caused
by Lessee's breach of this Lease shall not constitute a waiver of Lessor's right to recover damages under the foregoing provisions.

                           e. Nothing herein affects the right of Lessor to
indemnification for liability arising prior to the termination of this Lease for personal injuries or property damages as may be provided elsewhere in this Lease.

         16.3 LIEN ON FIXTURES, ETC. Lessee hereby grants to Lessor a continuing personal property lien and security interest in (1) all fixtures, furnishings and equipment now owned or hereafter acquired by Lessee that are located in the premises and used in connection with the operation of Lessee' business in the premises and all proceeds from the sale or other disposition of such fixtures, furnishings and equipment, and (2) Lessee's interest under any lease of such fixtures, furnishings and equipment thereinafter collectively referred to as the "Collateral"), as security for the full and faithful performance by Lessee of all of its obligations under the Lease. This lien and security interest are given in addition to Lessor's statutory lien, if any, and shall be cumulative thereto. Lessee hereby waives any exemption laws, to the extent permitted by law, as to the fixtures, furnishings and equipment that constitute part of the Collateral. Lessee shall keep the Collateral in good condition and repair and shall not remove the Collateral from the premises, provided that so long as Lessee is not in default under the Lease, Lessee shall have the right to discard or dispose of, in the ordinary course of its business in the premises, items of the Collateral which become broken, inoperable, obsolete or useless to the operation of Lessee's business in the premises, and provided further that Lessee shall replace all item of the Collateral necessary to keep the premises fully fixturized, furnished and equipped. As to any equipment lease that constitutes part of the Collateral, Lessee shall perform the terms thereof and not permit the same to be modified, amended or terminated without Lessor's prior written consent. If Lessor so elects, a breach of the foregoing Covenants shall constitute an event of default under this Lease. Upon the occurrence of an event of default under the Lease, Lessor shall have all of the rights and remedies provided for by law in respect to this security interest. Lessee hereby waives all right to require Lessor to proceed against Lessee or any other person, firm or corporation, to apply any Collateral it may hold at any time or to apply any Collateral in any order, or to pursue any other remedy whatsoever which it may possess. Lessee hereby authorizes and empowers Lessor to exercise its rights and remedies under this paragraph without taking any action against any other person, firm or corporation and without proceeding against or applying any Collateral held by it of for its benefit, in its sole discretion. At Lessor's request, concurrently with the execution of the Lease or at any time thereafter, Lessor and Lessee shall execute and file appropriate Financing Statements covering the Collateral. Lessee shall execute and deliver to Lessor any further documents which it may reasonably request in order to perfect the security interest created hereby.

         Notwithstanding the provisions of this paragraph 16.3, Lessor agrees that its lien and security interest under this paragraph shall be subordinated to any lien created by Lessee's existing secured loans and debentures.

                  16.4 REMEDIES CUMULATIVE. The foregoing remedies of Lessor shall be cumulative or alternative, as Lessor determines, and shall be in addition to all rights and remedies now or hereafter provided or allowed by law.

                  16.5 NO MERGER. No termination of this Lease shall cause a merger of the estates of Lessor and Lessee unless Lessor so elects.

                  16.6 ATTORNEY'S FEES. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover for the reasonable fees of its attorney in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees.

                  16.7 LESSOR DEFAULT. If Lessor defaults in the observance or performance of any covenants, and conditions or agreements required to be performed and observed by Lessor, and such default shall continue for thirty
(30) days after written notice by Lessee to Lessor specifying such default (or if such default is incapable of being cured in a reasonable manner within thirty
(30) days then, if Lessor does not commence to cure the same within said thirty
(30) day period and thereafter diligently prosecute the same to completion) and Lessor shall not thereafter cure such default, Lessee shall be entitled, in addition to all the remedies otherwise available in law or equity to pay any such amount due and offset such amount with interest at the rate of thirteen percent (13%) or the maximum rate allowable under law against all such due and owing under this Lease; provided, however the right to such offset shall not exceed $500,000.

         17. SUBORDINATION. This lease, at Lessor's option, shall be subordinate to any mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Premises by Lessor and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that every such mortgage, deed of trust, or other security device hereafter placed upon the Premises shall contain the provision that the holder thereof and any purchaser at a foreclosure sale shall recognize this lease and option to purchase and shall not disturb or deprive Lessee of the use and possession of the Premises so long as Lessee shall fully and faithfully comply with all the terms, covenants and provisions of this lease. Lessee agrees to execute any document required to effectuate such subordination or to make this lease prior to the lien of any mortgage or deed of trust, as the case may be, on the condition that the lender execute the non-disturbance provision required hereunder.

         18.      HAZARDOUS MATERIALS.

                  18.1 HAZARDOUS MATERIALS. The term "Hazardous Materials," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

                  18.2 LESSEE'S RESTRICTIONS. Lessee shall not cause or permit to occur:

                           a. Any violation of any federal, state, or local law,
ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Lessee to use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

                           b. The use, generation, release, manufacture,
refining, production, processing, storage, or disposal of any Hazardous Material on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Material except in strict compliance, at Lessee's sole cost and expense, with all Federal, State and local laws, rules and regulations.

                  18.3     ENVIRONMENTAL CLEAN-UP.

                           a. Lessee shall, at Lessee's own expense, comply with
all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Materials ("Laws").

                           b. Lessee shall, at Lessee's own expense, make all
submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Law.

                           c. Should any Authority or any third party demand
that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Materials that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Lessee's use or occupancy of the Premises, then Lessee shall, at Lessee's own expense, prepare and submit the required plans and all related bonds and other financial assurances: and Lessee shall carry out all such clean-up plans.

                           d. Lessee shall promptly provide all information
regarding the use, generation, storage, transportation, or disposal of Hazardous Materials that is reasonably requested by Lessor. If Lessee fails to fulfill any duty imposed under this Paragraph (18.3) within a reasonable time, Lessor may do so; and in such case, Lessee shall cooperate with Lessor in order to prepare all documents Lessor deems necessary or appropriate to determine the applicability of the Laws to the Premises and Lessee's use thereof, and for compliance therewith, and Lessee shall execute all reasonable documents promptly upon Lessor's request. No such action by Lessor and no attempt made by Lessor to mitigate damages under any Law shall constitute a waiver of any of Lessee's obligations under this Paragraph (18.3).

                           e. Lessee's obligations and liabilities under this
Paragraph (18.3) shall survive the expiration of this Lease.

                  18.4     LESSEE'S INDEMNITY.

                           a. Lessee shall indemnify, defend, and hold harmless
Lessor, the manager of the property, and their respective officer, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including reasonable attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Materials that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Lessee's use of occupancy of the Premises, or from Lessee's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

                           b. Lessee's obligations and liabilities under this
Paragraph (18.4) shall survive the expiration of this Lease.

         19.      GENERAL CONDITIONS; MISCELLANEOUS PROVISIONS.

                  19.1     NOTICE BETWEEN THE PARTIES.

                           A. DEFINITION OF NOTICE; APPLICATION OF PROVISION. As
used in this lease, notice includes but is not limited to the communication of notice, request, demand, approval, statement, report, acceptance, consent, waiver, and appointment. No notice of the exercise of any option or election is required unless the provision giving the election or option expressly requires notice.

                           Unless the provisions of this lease on rent direct
otherwise, rent shall be sent in the manner provided for giving notice.

                           B. WRITING. All notices must be in writing, provided
that no writing other than the check or other instrument representing the rent payment itself, except as otherwise specified n this lease, need accompany the payment of rent.

                           C. DELIVERY. Notice is considered given either (1)
when delivered in person to the recipient named as below, or (2) three days after deposit in the United States mail in a sealed envelope or container, either registered or certified mail, return receipt requested, postage and postal charges prepaid, (3) one day after mailed by national overnight delivery service, or (4) the time and date on the transmittal report if transferred by facsimile, addressed by name and address to the party or person intended as follows:

         Notice to Lessor:          Brenda Raceway Corporation
                                    c/o H. Skip Berg
                                    115 Barbaree
                                    Tiburon, CA  94920

         with a copy to:            Clement, Fitzpatrick & Kenworthy
                                    P.O. Box 1494
                                    3333 Mendocino Ave, Suite 200
                                    Santa Rosa, CA 95402
                                    Attention: K. Randall Kenworthy, Esq.

         Notice to Lessee:          Speedway Motorsports, Inc.
                                    P.O. Box 18747
                                    Charlotte, NC 28218

         with a copy to:            Parker, Poe, Adams & Bernstein L.L.P.
                                    2500 Charlotte Plaza
                                    Charlotte, North Carolina 28244
                                    Attention: Fred T. Lowrance, Esq.

                           D. CHANGE OF RECIPIENT OR ADDRESS. Either party may,
by notice given at any time or from time to time, require subsequent notices to be given to another individual person whether a party or an officer or representative, or to a different address, or both. Notices given before actual receipt of notice of change shall not be invalidated by the change.

                           E. RECIPIENT NAMED. If more than one recipient is
named, delivery of notice to any one such recipient is sufficient. If none of the recipients named in the latest designation of recipient is available for delivery in person, and if the notice addressed by mail to each recipient named in the latest designation of recipient is returned to the sender undelivered, notice shall be sufficient if sent by mail as above to the party as named in this lease, unless the name or identity of the party has changed as permitted in this lease and proper notice of the change has been given, in which event the notice shall be sufficient if sent by mail as above to the party named in the latest notice designating the party, and the notice is considered given when the first attempt to give notice was properly made.

                           19.2 PERFORMANCE OF LESSEE'S COVENANTS BY OTHERS.
Lessee may at Lessee's election delegate performance of any or all covenants to any one or more subtenants, or subtenants of subtenants, and the performance so delegated shall be deemed Lessee's performance. This provision shall not be considered to permit or to broaden the right of assignment or subletting beyond the provisions of this lease relating to assignment and subletting, and shall not relieve Lessee of its obligation to perform its duties under this lease.

                  19.3 ESTOPPEL CERTIFICATE. Each party (as "responding party") shall at any time Upon not less than fifteen (15) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed, and (iii) in the case of Lessee, certify as to Such other matters as may be reasonably requested by Lessor or by a prospective purchaser or encumbrancer of all or any part of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of Lessee. At the requesting party's option, the failure to deliver such statement within such time shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party' s performance, (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance, and (iv) if Lessor is the requesting party, there are no remaining obligations of the requesting party under this Lease yet to be performed. If a responding party fails to respond within the fifteen (15) day period, the notice shall not be deemed conclusive unless the second notice has been sent notifying the other party that the failure to response within another five (5) day period shall have the effect described in this paragraph.

                  19.4     TIME.  Time is of the essence of this lease.

                  19.5     DEFINITIONS.

                           a. "Person" means person or persons or other entity
or entities or any combination of persons and entities.

                           b. "Individual person" means a human being.

                           c. "Lessor" means the person who is the owner at the
time in question of the Premises, whether singular or plural in number, and whether named in this lease as Lessor having become the successor in interest of the named Lessor, or the successor of a successor, whether by assignment, foreclosure, or other transfer, and whether intentional or inadvertent or by operation of law.

                           d. "Lessee" means the person named as Lessee in this
lease, whether singular or plural in number, or the person who at the time in question is the successor in interest of Lessee, or the successor of a successor, whether by assignment, foreclosure, or other transfer, and whether intentional or inadvertent or by operation of law. It does not, however, include any person claiming under any assignment or other transfer prohibited by this lease, and this definition does not alter the provisions of this lease relating to assignment or subletting.

                           e. "Fee mortgage" means a mortgage placed as an
encumbrance against Lessor's fee title by Lessor, provided Lessor is primarily obligated to perform the provisions of the fee mortgage.

                           f. "Chattel" means personal property that has not
become affixed to the Premises or to the improvements on the Premises. Disputes, to which Lessor, Lessee, or any mortgagee are parties in any combination, on the question whether any item or items are chattels, shall be submitted to arbitration.

                           g. "Trade fixtures" are chattels.

                           h. "Premises" are defined in the paragraph on
Premises.

                           i. "Foreclosure" includes judicial foreclosure, sale
under a power of sale given in a mortgage, and all other remedies provided by law or equity or set out in a mortgage and enforceable in the state in which the Premises are located at the time of the foreclosure for divesting the obligee of title in the event of the obligers default.

                  19.6 CAPTIONS. The captions of the various paragraphs of this lease are for convenience and ease of reference only and do not define, limit, augment, or describe the scope, content, or intent of this lease or of any part or parts of this lease.

                  19.7 EXHIBITS. All exhibits to which reference is made in this lease are incorporated in this lease by the respective references to the, whether or not they are actually attached, provided they have been signed or initialed by the parties.

                  19.8 ENTIRE AGREEMENT. This lease contains the entire agreement between the parties. No promise, representation, warranty, or covenant not included in this lease has been or is relied on by either party. Each party has relied on his own examination of this lease, the counsel of his own advisors, and the warranties, representations, and covenants in the lease itself.

                  19.9 SEVERABILITY. The invalidity or illegality of any provision shall not affect the remainder of the lease.

                  19.10 RECORDATION OF ABSTRACT. This lease shall not be recorded. An abstract of this lease and the purchase option may, at Lessee's request, be recorded. If such an abstract is recorded, upon termination of this lease for any reason, Lessee shall promptly on Lessor's request, execute, acknowledge and deliver to Lessor a quitclaim of Lessee's interest in the Premises in recordable form.

                  19.11 SIGNS. Lessee shall have the exclusive right at Lessee's sole expense to erect and maintain signs on the Premises for itself and for its subtenants. All signs shall comply with all applicable local and state laws, ordinances and regulations.

         20.      EXPIRATION; TERMINATION.

                  20.1 LESSEE'S DUTY TO SURRENDER. At the expiration or earlier termination of the term, Lessee shall surrender to Lessor the possession of the Premises. Surrender or removal of improvements, fixtures, and equipment shall be as directed in provisions of this lease on ownership of improvements at termination. Lessee shall leave the surrendered Premises and any other property in good and broom-clean condition except as provided to the contrary in provisions of this lease on maintenance and repair of improvements. All property that Lessee is required to surrender shall become Lesser's property at termination of the lease. All property that Lessee is not required to surrender but that Lessee does abandon shall, at Lessor's election, become Lessor's property at termination.

                  If Lessee fail to surrender the Promises at the expiration or sooner termination of this lease, Lessee shall defend and indemnify Lessor from all liability and expense resulting from the delay or failure to surrender, including, without limitation, claims made by any succeeding tenant founded on or resulting from Lessee's failure to surrender.

                  20.2 HOLDING OVER. This lease shall terminate without further notice at expiration of the term. Any holding over by Lessee after expiration shall not constitute a renewal or extension or give Lessee any rights in or to the Premises except as otherwise expressly provided in this lease and shall be construed to be a tenancy from month-to-month on the same terms and conditions as herein specified, so far as applicable, and, commencing on the expiration date, at 125% of the monthly rental paid during the immediately preceding period.

         21. QUIET ENJOYMENT. Lessor covenant and warrants that as long as Lessee is not in default after the expiration of all applicable cure periods of the terms of this lease, Lessee shall have quiet and peaceful possession of the Premises and shall enjoy all the rights herein granted without interference, subject to the limitations, reservations and conditions set forth herein.

         22. BROKER'S FEE. Lessee and Lessor hereby represent that they have not engaged any real estate broker and no commissions or finder's fees are due. Lessee and Lessor each represents and warrants to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no broker or person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

         23. OPTION TO PURCHASE. Provided Lessee is not in default in the payment of rent after the expiration of all applicable cure periods under this Lease, Lessee shall have the exclusive option (the "Purchase Option") to purchase the Premises upon the following terms and conditions:

                  23.1 OPTION CONSIDERATION. The consideration for this Purchase option shall be the performance of Lessee's obligations under the Lease and the additional payment by Lessee to Lessor upon execution of this lease of the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) in cash ("Purchase Option Consideration"). The Purchase Option Consideration hall be fully earned and non-refundable upon payment but shall be applied to the purchase price in the event the Purchase Option is exercised. No part of the Purchase Option Consideration shall be applied to rent or any other sums otherwise due under this lease.

                  23.2 COMMENCEMENT OF OPTION TERM. Unless Lessor shall give a Notice of Acceleration as hereinafter defined, the term of this Purchase Option shall commence upon November 1, 1999 and shall, unless sooner exercised, terminate upon May 1, 2000. Notwithstanding anything herein to the contrary, Lessor may, in Lessor's sole and absolute discretion, elect to accelerate the term of the Purchase Option by giving written notice to Lessee ("Notice of Acceleration") not sooner than April 1, 1997 and not later than December 30, 1999, specifying that Lessee must exercise this Purchase Option, if at all, not later than 45 days from the date of Notice of Acceleration. If Lessor elects to give a Notice of Acceleration, then the term of the Purchase Option shall commence on the date the Notice of Acceleration is given and shall, unless sooner exercised, terminate 45 days thereafter.

                  23.3 EXERCISE OF OPTION. This Purchase Option shall be exercised by written notice of exercise of the Purchase Option which must be received by Lessor not sooner than the commencement of the term of the Purchase Option and not later than the termination of the term of the Purchase Option as set forth in subparagraph 23.2 above. If Lessee fails to exercise the Purchase Option in writing within the term of the Purchase Option as described in subparagraph 23.2 above, the Purchase Option shall expire and shall be of no further force or effect.

                  23.4 PURCHASE PRICE. In the event the Purchase Option is exercised, the purchase price for the Premises shall be Thirty-Eight Million, One Hundred Thousand Dollars ($38,100,000.00) and shall be payable in cash or immediately available funds upon close of escrow. Lessee shall not be entitled to any credit toward or reduction of the purchase price on account of any rent or other amounts paid pursuant to this Lease or any capital expenditures or any other expenses incurred by Lessee in connection with the development of the property, or any taxes, assessments, development fees or other costs incurred by Lessee at any time during the Lease other than (i) Purchase Option Consideration and (ii) any outstanding debts or liens affecting the Premises which Lessor does not satisfy prior to Closing.

                  23.5 ESCROW. Upon exercise of the Purchase option, the sale shall be consummated through an escrow established with First American Title Insurance Company, Santa Rosa, California. The parties shall deposit in Escrow at least two business days in advance of the close thereof all funds and all documents required to complete the transaction contemplated by this Agreement.

                  23.6 CLOSING. In the event the Purchase Option is exercised, escrow shall close not later than: (i) 210 days following the date upon which Lessee gives written notice of the exercise of the Purchase Option; or (ii) 15 days following written notice to close given following Lessee's exercise of the Purchase Option from Lessor to Lessee, whichever is sooner.

                  23.7 OTHER TERMS OF SALE. In the event the Purchase Option is exercised, the sale of the Premises and the closing will be upon the following terms and conditions:

                           A. CONDITION OF TITLE AND TITLE POLICY. Lessor shall,
at close of escrow, convey to Lessee a fee simple interest in the Premises and all improvements located thereon by a grant deed free and clear of all title defects, liens, encumbrances, deeds of trust, and mortgages except: (1) then-current taxes, a lien but not yet due or payable, (2) easements, rights-of-way, conditions and restrictions of record not materially affecting the value or intended use of the property, (3) such other non-monetary exceptions appearing in Exhibit B, the permitted exceptions, and any amounts received by Lessor from insurance companies due to damage to the Premises or for a governmental authority from a condemnation award. Title shall be evidenced by the willingness of escrow holder to issue its CLTA standard policy in the amount of the purchase price subject only to the permitted exceptions.

                           B. CLOSING COSTS. Documentary transfer taxes shall be
charged to Lessor; The title insurance premium shall be paid by Lessee; all other escrow fees and charges will be paid in the manner customary in Sonoma County, California at the time of close of escrow.

                           C. COOPERATION WITH SS.1031 EXCHANGE. Lessee will
cooperate with Lessor at Lessor's sole cost in accomplishing a tax deferred exchange of the Premises underss.1031 of the Internal Revenue Code or any amended, replacement or successor section, and so long as it does not result in any material delay or increase in cost to Lessee.

                           D. PREMISES AS-IS; LESSOR'S WARRANTIES. Except as
otherwise set forth herein (i) Lessee shall purchase the Premises AS-IS and with all faults and defects, (ii) Lessee shall assume all risk that adverse physical, legal and/or environmental conditions may not have been revealed by its own investigation, (iii) Lessor makes no representation or warranty of any kind, express or implied, and no responsibility has been or is assumed by Lessor or by any partner, person, firm or agent acting or purporting to act on behalf of Lessor, as to the Premises, including zoning, future zoning, availability of sewer, water or other utilities, topography, soil, subsoil, drainage, road access, environmental laws and regulations, suitability for any particular use or purpose, condition, repair, fitness, use, or the value, or development potential thereof, (iv)

Lessor disclaims all representations and warranties, both express and implied, regarding compliance of the Premises with any federal, state or local law, rule, or regulation relating to subdivision, improvements, pollution, zoning, environmental protection, hazardous materials or occupational health and safety, or otherwise, and (v) Any statements not expressly contained in this agreement shall not bind Lessor, and Lessee expressly waives any right of rescission and all claims for damages by reason of any statement, representation, warranty, promise or agreement made by any person whomsoever, other than as contained in this agreement. Without limiting the generality of the foregoing, lt shall be Lessee's sole responsibility to investigate and determine: (x) whether or not the Premises is or may be situated in a Special Study Zone as designated under the Alquiest-Priolo Geologic Hazard Section 2621-2625, inclusive, of the California Public Resources Code; and, as such, whether or not the construction or development on this Premises of any structure for human occupancy may be subject to the findings of a geological report prepared by a geologist registered in the State of California, unless such report is waived by the City or County under the terms of that act; and (y) whether or not the Premises is or may be situated in a "Special Flood Hazard Area" as set forth on a Federal Emergency Management Agency (FEMA) "Flood Insurance Rate Map" (FIRM) or "Flood Hazard Boundary Map" (FHBM), and as such, whether or not, as a condition of obtaining financing on most structures located in a Special Floods Hazard Area", a Lender may require flood insurance where the Premises or its attachments may become security for a loan.

                           E. PRORATIONS. Rents, real property taxes, and
interest on assessments shall be prorated between the parties as of the closing date on the basis of a thirty (30) day month.

                           F. COMMISSION. Each of the parties represents to the
other that it has not had dealings with any real estate broker or salesman with respect to this Purchase option and each party does hereby agree to defend, indemnify and hold harmless the other party from any coats and liabilities, including reasonable attorney's fees resulting from any claims to the contrary regarding the payment of a commission or fee in connection with the sale of the Premises.

                           G. HART-SCOTT-RODINO. To the extent that the
requirements of the Hart-Scott-Rodino Antitrust Improvements Act ("the HSR Act") apply to the sale of the Premises pursuant to the Purchase Option, the parties shall promptly file all notifications required by ss.18a of Chapter 1, Title 15, United States Code at the earliest possible date, and shall thereafter use all best efforts to comply with the requirements of that Act to allow the closing of the sale to take place within the time frames set forth herein and in accordance with the following:

                                    (i) It shall be a condition to the
         obligation of the parties to close with respect to such sale that all applicable waiting periods of the HSR Act shall (unless waived by the Department of Justice or the Federal Trade Commission) have expired without any overt indication by the Department of Justice or the Federal Trade

         Commission that either of them intends to challenge such sale and accordingly, any schedule or required closing date for such purchase hereunder shall be postponed if and to the extent necessary to allow the expiration of such waiting periods.

                                    (ii) Lessee and Lessor shall use their best
         good faith and diligent efforts to expedite satisfaction of this condition so that the closing shall not be extended beyond the time which is 90 days from the date of the initial notification filed pursuant to ss.18a of Chapter 1, Title 15, United States Code ("the HSR Notification").

                                    (iii) In the event the closing is delayed
         (for reasons beyond the reasonable control of Lessor) for more than 90 days from the date of the HSR Notification, then Lessee shall immediately advance up to $750,000 to Lessor for the use by Lessor as earnest money deposits or extension consideration on the purchase of real estate to be acquired by Lessor. In the event that the closing is delayed (for reasons beyond the reasonable control of Lessor) for more than 180 days from the date of the HSR Notification and such delay results in the loss or forfeiture of any such earnest money deposits or extension consideration, Lessor shall not be required to repay such advance to the extent of such losses or forfeitures and the purchase price shall be increased by the amount of such nonrefundable advance.

                                    (iv) With the exception of the production of
         information or records belonging to Lessor, Lessee shall solely bear all costs and expenses of obtaining any governmental approvals or consents under the HSR Act, including without limitation, any litigation or other response costs.

                                    (v) In the event the close of escrow is
         delayed (for reasons beyond the reasonable control of Lessor) by a period of more than 180 days from the date of the HSR Notification by reason of delays occasioned by the HSR Act, including any injunction or extension of the waiting periods under HSR Act, then the purchase price shall be increased at the rate of $100,000.00 for each 30 days of such delay until the close of escrow.

                                    (vi) In addition to the remedy described in
         paragraph 23.7(g)(v) above, in the event that the close of escrow is delayed (for reasons beyond the reasonable control of Lessor) by a period of more than 145 days from the date of the HSR Notification by reason of delay caused by the HSR Act, the Lessee shall be entitled to assign the Purchase Option to another person or entity. If that other person or entity does not close the purchase by no later than the end of the 180 day period described in paragraph 23.7(g)(v), then the Purchase Option shall be reassigned to Lessee and the requirement of paragraph 23.7(g)(v) shall take effect.

                                    (vii) In the event the closing of the escrow
         is permanently enjoined, prohibited or prevented by the Federal Trade Commission or any other agency of the United States Government and such injunction has been upheld by all applicable courts of appeal, or all rights of appeal have expired, n, then the Purchase Option and all of Lessee's rights thereunder shall terminate.

                  23.8 ASSIGNMENT. Except as provided in paragraph 23.7(g)(vi), Lessee may not assign any rights under this Purchase Option without the prior written consent of Lessor not to be unreasonably withheld, conditioned or delayed; provided, however, Lessee may assign this purchase option to a wholly owned subsidiary of Lessee. In the event of an assignment, Lessee shall remain fully liable for the obligation under the Purchase Option. Any attempted assignment in violation of this provision shall be void.

                  23.9 TIME OF THE ESSENCE. Time is of the essence in the performance of each of the provisions pertaining to the Purchase Option.

                  23.10 OTHER DOCUMENTATION. Lessor and Lessee shall execute or have executed all other commercially reasonable documents necessary for the closing, including but not limited to opinions of counsel, in form reasonably satisfactory to the other party, that each party is duly organized, is authorized to enter into this transaction, and that the documents are binding on the parties.

         24. AUTHORITY. Each individual executing this Lease on behalf of a corporate entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity.

         25. SUCCESSORS AND ASSIGNS. The provision of this Lease shall bind and inure to the benefit of Lessor and Lessee, and their respective successors and assigns.

         26. COUNTERPARTS. This Lease may be executed in counterparts, which, taken together, shall be deemed one (1) original.

         27. NEGATIVE COVENANT. Lessor shall (i) provide Lessee with all notice or other information concerning the Premises, (ii) not take any action or fail to take action concerning or affecting the Premises without Lessee's consent. Lessors warrants that there shall be no material adverse change in the title to the Premises from November 4, 1996.

         28. REPRESENTATIONS. Lessor makes the following warranties and representations. These warranties are to the best of the actual knowledge of Lessor. (For purposes of this paragraph, "actual knowledge of Lessor" means the actual knowledge of the officers, directors and management employees of Lessor.)

                  a. Lessor has (or at close of escrow of the Purchase Option will have) all rights to convey good title to the Premises to Lessee. Upon completion of the transfer upon exercise of the Purchase Option, Lessee shall have good title to the Premises, free and clear of any liens, claims, or encumbrances, other than those shown on Exhibit B.

                  b. The lease or transfer of the Premises to Lessee does not violate any applicable laws or regulation or any obligations or agreements of Lessor, or the Lessor's sole stockholder, or any related parties, including, but not limited to, the terms or obligations under any loan agreements or other material agreements. All consents of governmental authorities and other third parties to the transfer or lease of the Premises by Lessor will have been obtained by the closing.

                  c. Except as listed on Exhibit D attached hereto, there are no pending or threatened claims or liabilities against the Lessor or the Premises, including, but not limited to, any pending or threatened claims with respect to environmental matters, and Lessor has no actual knowledge or information of any facts or circumstances which could result in a claim or liability against Lessor or the Premises.

                  d. During the term of this lease, Lessor shall not take any action or fail to take any action, and will not knowingly suffer to occur any event within the reasonable control of Lessor that will materially change the value of the Premises.

                  e. Lessor has full power and authority to enter into and to perform this Lease.

                  f. These representations and warranties shall be true as of the date of this Lease and as of the date of the closing of the Purchase Option. These representations and warranties shall survive the closing of the sale upon exercise of the Purchase Option.

Dated: November 18, 1996

LESSOR:                              LESSEE:

Brenda Raceway Corporation,          SPEEDWAY MOTORSPORTS, INC.
a California corporation


By:   /s/ Skip Berg                  By:   /s/ William R. Brooks
Its:    Chairman                     Its:   Vice President